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                                                                       EXHIBIT 4

                         AMENDMENT TO RIGHTS AGREEMENT


         AMENDMENT TO RIGHTS AGREEMENT, dated January 12, 1995, between Price Communications Corporation and Harris Trust Company of New York, as Rights Agent.

         The parties hereby agree as follows:

         1. That certain Rights Agreement dated as of October 6, 1994 between the parties hereto (the "Agreement") is hereby amended so that the final unnumbered paragraph of Section 1(d) thereof shall read in its entirety as follows:

         "Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (i) the phrase "then outstanding", when used with the reference to a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder; and (ii) a Person shall not be deemed the "Beneficial Owner" of and shall not be deemed to "beneficially own" any securities solely by virtue of the entering into by such Person of any agreement to purchase such securities provided that such agreement provides such Person's rights under such agreement may be assigned to another Person or Persons and the actual purchaser of such securities under such agreement is not an Acquiring Person."

         2. Except as aforesaid, the Agreement shall remain in full force and effect and unchanged.


                                       PRICE COMMUNICATIONS CORPORATION


                                       By: /s/Robert Price
                                           ----------------------------
                                           Robert Price, President


                                       HARRIS TRUST COMPANY OF NEW YORK,
                                        as Rights Agent


                                       By: /s/Brian R. Sahlin
                                           ----------------------------
                                           Authorized Signature